EXHIBIT 10.2


                 WVS FINANCIAL CORP. AND WEST VIEW SAVINGS BANK
           AMENDED AND RESTATED DIRECTORS' DEFERRED COMPENSATION PLAN

                                   ARTICLE 1.
                        ESTABLISHMENT AND PURPOSE OF PLAN

         1.1  Establishment of the Plan.  Effective as of November 24, 2008, the
              -------------------------
Directors' Deferred Compensation Program (the "Prior Plan") was amended and restated in its entirety. The Prior Plan was originally adopted as the West View Savings Bank Trustee Deferred (Director) Fee Plan in January 1985 and amended August 31, 1993 and January 27, 1998. This amended and restated plan shall be known as the Amended and Restated Directors' Deferred Compensation Plan (the "Plan") and shall in all respects be subject to the provisions set forth herein.

         1.2  Purpose  of the  Plan.  The  purpose  of the Plan is to  provide a
              ---------------------
deferred compensation arrangement to members of the Boards of Directors of WVS Financial Corp., Pittsburgh, Pennsylvania (the "Company") and any subsidiary company, including West View Savings Bank (the "Bank"), which elects to adopt the Plan. The Company, the Bank and any other participating subsidiary are collectively referred to herein as the "Employer." The Plan is intended to be an unfunded plan qualifying as a "top hat" plan for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is being amended and restated in order to comply with the requirements of
Section 409A of the Code and the final regulations issued by the IRS. No benefits payable under this Plan shall be deemed to be grandfathered for purposes of Section 409A of the Code.

                                   ARTICLE 2.
                                   DEFINITIONS

         2.1  Beneficiary.  "Beneficiary"  means the  person,  persons or entity
              -----------
designated by the Participant, as provided in Article 5, to receive any benefits payable under the Plan.

         2.2 Board.  "Board"  means the Board of Directors  of the Company,  the
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Bank and any other participating subsidiary.

         2.3  Change  in  Control.  "Change  in  Control"  means a change in the
              -------------------
ownership of the Company or the Bank, a change in the effective control of the Company or the Bank or a change in the ownership of a substantial portion of the assets of the Company or the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.

         2.4  Committee.  "Committee"  means the  Compensation  Committee of the
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Board of Directors of the Company or such other committee as may be appointed by the Board to administer the Plan pursuant to Article 3.

         2.5 Company Stock. "Company Stock" shall mean shares of common stock of
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the Company.

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         2.6 Compensation. "Compensation" means any Board fees or committee fees
             ------------
payable to a Participant during a Plan Year by the Company, the Bank or any other participating subsidiary.

         2.7 Contribution Date. "Contribution Date" means the date a Participant
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would have received the Compensation but for the Deferral Election.

         2.8 Declared Rate.  "Declared  Rate" means an interest rate  determined
             -------------
from time to time by the Committee in its discretion.

         2.9  Deferral  Election.  "Deferral  Election"  means  a  Participant's
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written election to the Committee to defer any or all of his Compensation.

         2.10 Deferred Compensation. "Deferred Compensation" means the amount of
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Compensation  deferred by a  Participant  pursuant to the  Deferral  Election in effect at the time of deferral.

         2.11 Deferred  Compensation  Account.  "Deferred  Compensation Account"
              -------------------------------
means the account maintained on the books of the Employer with respect to the Plan. Each Deferred Compensation Account shall consist of the following sub-accounts: (i) a Fixed Income Fund Account, (ii) an Investment Fund Account,
(iii) a Stock Units Account, and (iv) such other sub-accounts as may be necessary to reflect such Plan Year's allocation and such further sub-Accounts as the Committee may deem necessary. A Participant's Deferred Compensation Account shall be utilized solely as a device for the measurement and determination of any benefits payable to the Participant pursuant to this Plan. A Participant shall have no interest in his Deferred Compensation Account, nor shall it constitute or be treated as a trust fund of any kind.

         2.12 Determination Date. "Determination Date" means any date on which a
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debit or a credit is made to a Participant's Deferred Compensation Account.

         2.13 Director.  "Director" means any active member of the Board and any
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retired former Director who is servicing as a director emeritus.

         2.14  Disability.  "Disability"  means a  Participant  (i) is unable to
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engage  in  any  substantial   gainful  activity  by  reason  of  any  medically
determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer (or would have received such benefits for at least three months if the Participant had been eligible to participate in such plan). The determination of the Board as to Disability shall be binding on a Participant.

         2.15 Fair Market  Value.  "Fair Market Value" shall be the closing sale
              ------------------
price of a share of Company Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such

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shares are then traded,  or if no such  closing  prices are  reported,  the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares.

         2.16 Fixed Income Fund.  "Fixed Income Fund" means an  investment  fund
              -----------------
for Deferred Compensation which provides interest on the Deferred Compensation Account as set forth in Section 4.10(a) below.

         2.17 Investment Direction. "Investment Direction" means a Participant's
              --------------------
written direction to the Committee to invest the Participant's Deferred Compensation Account in the Fixed Income Fund, the Investment Fund Account or the Stock Units Account.

         2.18 Investment  Fund.  "Investment  Fund" means an investment fund for
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Deferred  Compensation  consisting  of an investment in such mutual funds and/or other marketable securities (excluding Company Stock) as may be authorized by the Committee from time to time.

         2.19  Participant.  "Participant"  means  any  Director  on  the  Board
               -----------
identified and selected for participation in the Plan by the Committee and who elects to defer compensation.

         2.20 Plan. "Plan" means the Deferred  Compensation Plan, as amended and
              ----
restated.

         2.21 Plan Year. "Plan Year" means a twelve (12) month period commencing
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each  January  1 and  ending  each  December  31,  or such  other  Plan  Year as determined by the Committee.

         2.22  Separation  from  Service.  "Separation  from  Service"  means  a
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termination  of the  Participant's  services  (whether  as an  employee or as an independent contractor) to the Employer for any reason other than death or Disability. Whether a Separation from Service has occurred shall be determined in accordance with the requirements of Section 409A of the Code based on whether the facts and circumstances indicate that the Employer and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period.

         2.23 Service Period.  "Service  Period" means any period of time during
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which a Participant  performs services for which he earns Compensation  during a
Plan Year.

         2.24 Specified Employee.  "Specified  Employee" means a key employee as
              ------------------
defined in Section 416(i) of the Code (without regard to Section 416(i)(5) of the Code) and as otherwise defined in Section 409A of the Code and the regulations thereunder.

         2.25 Spouse.  "Spouse"  means a  Participant's  wife or husband who was
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lawfully  married  to  the  Participant   prior  to  and  at  the  time  of  the
Participant's Disability, death or Separation from Service.

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         2.26 Stock  Units.  "Stock  Units"  shall  represent  shares of Company
              ------------
Stock, with each Stock Unit representing one share of Company Stock.

         2.27 Unforeseeable Emergency.  "Unforeseeable Emergency" means a severe
              -----------------------
financial hardship to the Participant resulting from (1) an illness or accident of the Participant, the Participant's Spouse, or a dependent of the Participant (within the meaning of Section 152(a) of the Code), (2) loss of the
Participant's property due to casualty, or (3) other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The amount of such distribution may not exceed the amounts necessary to satisfy the emergency. The circumstances that will constitute an "Unforeseeable Emergency" will depend on the facts of each case, but, in any case, payment may not be made in the event that such hardship is or may be relieved:

                  (a) through reimbursement or compensation by insurance or otherwise;

                  (b) by liquidation of the Participant's assets, to the extent that liquidation of such assets would not itself cause severe financial hardship; or

                  (c) by cessation of deferrals under the Plan.

         2.28 Valuation Date. In determining the amount of annual  installments,
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the  Valuation  Date shall be the close of business on the last  business day of the month immediately preceding the date of the payment.

                                   ARTICLE 3.
                                 ADMINISTRATION

         3.1 Committee; Duties.
             -----------------

         (a) Generally.  The Plan shall be  administered by the Committee or any
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successor committee thereto appointed by the Board. Members of the Committee may be Participants under the Plan. The Committee shall also have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and to decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan.

         (b) Selection and  Termination  of  Participants.  The Committee  shall
             --------------------------------------------
identify and select Directors of the Employer who shall be eligible to participate in the Plan. The Committee may terminate participation of any Participant upon written notice to the Participant; provided, however that the effective date of such termination may be no earlier than January 1 following the date such written notice is provided.

         3.2 Agents. In the  administration of the Plan, the Committee may, from
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time to time, employ an agent and delegate to it such  administrative  duties as it sees fit and may, from time to time, consult with counsel who may be counsel to the Employer.

         3.3  Binding  Effect  of  Decisions.  The  decision  or  action  of the
              ------------------------------
Committee with respect to any question arising out of or in connection with the administration, interpretation and

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

application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

         3.4 Indemnity of the Committee.  The Employer shall  indemnify and hold
             --------------------------
harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by the Committee or any of its members.

                                   ARTICLE 4.
                          DEFERRED COMPENSATION ACCOUNT

         4.1  Enrollment  Requirements;   Deferred  Compensation  Account.  Each
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Participant  shall  complete,  execute  and return to the  Committee  a Deferral
Election form and a beneficiary designation form prior to the election deadlines set forth in Section 4.2 below. The Employer shall establish a Deferred Compensation Account for each Participant, which shall be administered pursuant to the terms and provisions of this Plan.

         4.2 Timing of Initial Deferral Election.
             -----------------------------------

         (a) Generally.  A Deferral Election form to defer  Compensation must be
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received by the Committee prior to the date specified in this Section 4.2 of the
Plan. Any elections to defer Compensation must be made on or prior to the December 31st preceding the calendar year in which such income shall be earned, subject to the exception provided in Section 4.2(b) of the Plan. Under no circumstances may a Participant defer Compensation to which the Participant has already attained, at the time of the deferral, a legally enforceable right to receive such Compensation.

         (b)  New  Participant.  Notwithstanding  anything  in the  Plan  to the
              ----------------
contrary, in the case of the first year in which a Participant becomes eligible to participate in the Plan, elections to defer Compensation may be made for services to be performed subsequent to the election within thirty (30) days of the date a Participant first becomes eligible to participate in this Plan, with such elections in each case to be effective as of the immediately following month. Such deferral elections by new Participants shall also include a payment election.

         (c) A Participant may not elect to change his or her Deferral Election that is in effect for a Plan Year. A Participant may change his or her Deferral Election for a subsequent Plan Year, provided that the subsequent Deferral Election is made on or prior to the December 31st preceding the calendar year in which such income shall be earned.

         4.3 Prior Elections. Any payment elections made by a Participant before
             ---------------
January 1, 2005 shall continue in effect until such time as the Participant makes a subsequent payment election pursuant to either Section 4.4 or Section
4.5 below and such payment election becomes effective as set forth below. If no payment election was previously made, then the current payment election shall be deemed to be 10 annual installment payments commencing as of the first day of the month after the Participant's service is terminated due to a Separation from Service, death or Disability, subject to Section 5.3 of the Plan.

         4.4  Transitional  Elections  Prior to 2009. On or before  December 31,
              --------------------------------------
2008, if a Participant wishes to change his payment election, the Participant may do so by completing a

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

payment election form approved by the Committee, provided that any such election
(1) must be made at least 12 months before the date on which benefit payments due to a Separation from Service or upon a fixed date are scheduled to commence,
(2) must be made before the Participant has a Separation from Service or a termination of service due to death or Disability, (3) shall not take effect before the date that is 12 months after the date the election is made by the Participant and accepted by the Committee, (4) does not cause a payment that would otherwise be made in the year of the election to be delayed to a later year, and (5) does not accelerate into the year in which the election is made a payment that is otherwise scheduled to be made in a later year.

         4.5 Changes in Payment  Elections  after 2008.  On or after  January 1,
             -----------------------------------------
2009, if a Participant wishes to change his payment election, the Participant may do so by completing a payment election form approved by the Committee, provided that any such election (1) must be made at least 12 months before the date on which benefit payments due to a Separation from Service or upon a fixed date are scheduled to commence, (2) must be made before the Participant has a Separation from Service or a termination of service due to death or Disability,
(3) shall not take effect before the date that is 12 months after the date the election is made by the Participant and accepted by the Committee, and (4) for payments to be made other than upon death or Disability, must provide an additional deferral period of at least five years from the date such payment would otherwise have been made (or in the case of any installment payments treated as a single payment, five years from the date the first amount was scheduled to be paid). For purposes of this Plan and clause (4) above, all installment payments under this Plan shall be treated as a single payment.

         4.6  Termination  of Deferral  Election.  The Deferral  Election of any
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Participant  whose  future  participation  in  the  Plan  is  terminated  by the
Committee shall be deemed terminated as of the first day of the Plan Year following such determination.

         4.7 Vesting.  A Participant  shall be one hundred percent (100%) vested
             -------
in his Deferred Compensation Account at all times.

         4.8  Withholding.   Any  amounts  required  to  be  withheld  from  the
              -----------
Participant's Deferred Compensation pursuant to federal, state or local law shall be withheld first from the non-deferred portion of the Participant's Compensation and, to the extent necessary, from the Deferred Compensation. Upon the occurrence of a Payment Event, to the extent required by law in effect at the time payments are made, the Employer shall withhold from payments made hereunder any taxes required to be withheld pursuant to federal, state or local law.

         4.9 Investment Direction.  At any time, a Participant may submit to the
             --------------------
Committee a completed Investment Direction directing investment contributions in his Deferred Compensation Account in either the Fixed Income Fund, the
Investment Fund or Stock Units. The Committee shall, as soon as reasonably possible, implement the investments as directed by the Participant. Neither the Committee nor the Employer shall be liable for any damages resulting from any loss in the value of a Participant's Deferred Compensation Account for implementing the Investment Direction as soon as reasonably possible. "As soon as reasonably possible" shall mean at least two (2) business days following the day on which the Investment Direction is received by the Employer and, may, under the then current circumstances, constitute an additional period of time. Participants are not permitted to transfer amounts out of the Stock Units Account.

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         4.10  Determination of Deferred  Compensation  Account. A Participant's
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Deferred Compensation Account shall consist of an investment in the Fixed Income
Fund, if applicable, the Investment Fund, if applicable, and Stock Units, if applicable. A Participant's investment in either the Fixed Income Fund, the Investment Fund or Stock Units shall be maintained and administered as provided in Sections 4.10(a), (b) and (c) below.

         (a) Fixed Income Fund. A  Participant's  investment in the Fixed Income
             -----------------
Fund shall be calculated as of each Determination Date and shall consist of the balance of the Fixed Income Fund as of the most recent Determination Date credited by an amount equal to the Deferred Compensation directed by the Participant to be invested in the Fixed Income Fund or otherwise required pursuant to this Plan to be invested in the Fixed Income Fund since the most recent Determination Date. Said Account shall be debited by the amount of any distributions from said Account since the most recent Determination Date. After adjustment as provided above, interest shall be credited to the Account at the Declared Rate.

         (b)  Investment  Fund.  At each  Determination  Date,  a  Participant's
              ----------------
investment in the Investment Fund shall be credited with the amount of Deferred Compensation directed by the Participant to be invested in the Investment Fund. In addition, a Participant's investment in the Investment Fund shall be debited for all costs, fees or commissions assessed in connection with the purchase and sale of securities as directed by Participant.

         (c) Stock  Units.  Subject to any terms and  conditions  imposed by the
             ------------
Committee, Participants may elect to have Deferred Compensation invested in Stock Units under the Plan, with a Stock Units Account established for each such Participant. On terms determined by the Committee, the Stock Unit Account will, as of the date that Deferred Compensation is invested in Stock Units, be credited with a number of share units corresponding to the amount of Deferred Compensation being invested in Stock Units divided by the Fair Market Value of a share of Company Stock on such date. With respect to any fractional shares, the Committee may credit the Participant's Fixed Income Fund Account or Investment Fund Account with such amount in lieu of depositing such fractional shares into the Stock Units Account. The Stock Units Account (i) may not be diversified,
(ii) must remain at all times credited with units that represent Company Stock, and (iii) must be distributed solely in the form of Company Stock; provided, however, that in the event of any change in the outstanding shares of Company Stock by reason of any recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then the Stock Units Account of each Participant shall be adjusted either by the Committee in a reasonable manner to compensate for the change or by the agreement executed by the Company or the Bank with respect to such event, and any such adjustment shall be conclusive and binding for all purposes of the Plan.

                  (i) Investment Return.  Appreciation and depreciation in value
                      -----------------
         of the Stock Units Account shall be equal to the actual appreciation and depreciation of the Company Stock.

                  (ii)   Allocation   of   Hypothetical   Investment.   Deferred
                         -------------------------------------------
         Compensation invested in Stock Units shall continuously be deemed invested in Stock Units until settlement of the Stock Units Account pursuant to Article V hereof, and the Participant shall not be entitled to reallocate Stock Units into any other investments.

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

                  (iii) Voting.  Participants  shall not be entitled to vote any
                        ------
         Company Stock underlying the Stock Units held in their Stock Units Accounts.

                  (iv)  Dividends.  If the Company  pays cash  dividends  or any
                        ---------
         other cash distributions with respect to the Company Stock, then an equivalent amount with respect to the Stock Units in a Participant's Stock Units Account shall be credited to the Participant's Fixed Income Fund Account. If there are any stock dividends or stock splits with respect to the Company Stock, then an equivalent amount with respect to the Stock Units in a Participant's Stock Units Account shall be credited to the Participant's Stock Units Account in the form of additional Stock Units.

         4.11 Annual  Reporting.  Within one hundred twenty (120) days following
              -----------------
the end of each Plan Year, the Committee shall provide to each Participant a statement setting forth the value as of the last day of the preceding Plan Year in the Participant's Deferred Compensation Account, including the contributions, withdrawals, earnings and losses.

         4.12  Rabbi  Trust.  The  Employer  may,  at any time,  in its sole and
               ------------
absolute discretion, fund a Participant's Deferred Compensation Account with a Rabbi Trust then in existence for the Plan; provided, however, said Trust shall substantially comply with (i) the terms and provisions of the model Rabbi Trust as set forth in Rev. Proc. 92-64, 1992-2 CB 422 as now existing or as subsequently modified, and (ii) the requirements of Section 409A of the Code.

                                   ARTICLE 5.
                        PAYMENT OF DEFERRED COMPENSATION

         5.1 Payment Events.  Each  Participant  shall be entitled to payment of
             --------------
deferred compensation equal to the amount of the vested balance of such Participant's Deferred Compensation Account as of the earliest to occur of the following events selected by a Participant on his payment election form (hereinafter "Payment Event"):

                  (a) Separation from Service (as defined in Section 2.22 above),

                  (b)      Death,

                  (c)      Disability (as defined in Section 2.14 above),

                  (d) Change in Control (as defined in Section 2.3 above), or

                  (e) A pre-specified date as specified on a payment election form.

In addition to the above Payment Events, the Committee may, in its sole and absolute discretion, allow a Participant to withdraw amounts from his Deferred Compensation Account upon the occurrence of an Unforeseeable Emergency. A Participant may request a distribution due to an Unforeseeable Emergency by submitting a written request to the Committee accompanied by evidence to demonstrate that the circumstances being experienced qualify as an Unforeseeable Emergency. Any withdrawal approved by the Committee shall not exceed the amount necessary to meet the Unforeseeable Emergency.

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

         5.2 Form of Payment.  Upon  initially  electing to  participate  in the
             ---------------
Plan, a Participant shall also select, on the payment election form, the form in which deferred compensation is to be paid to him following a Payment Event. A Participant may elect to receive payment in either a lump sum or in annual cash payments over a period from two (2) to ten (10) years, except that amounts held in the Stock Units Account must be distributed in the form of Company Stock (unless adjusted pursuant to Section 4.10(c) of the Plan). The election may not be altered by the Participant after he commences participation in the Plan, except as set forth in Sections 4.4 and 4.5 above. If a Participant fails to elect a form of payment, the Deferred Compensation shall be paid to him in annual cash payments over ten (10) years), except amounts held in the Stock Units Account must be distributed in the form of Company Stock (unless adjusted pursuant to Section 4.10(c) of the Plan).

         5.3  Timing  of  Payment  Event.  Within  sixty  (60)  days  after  the
              --------------------------
occurrence of a Payment Event, the Employer shall commence payment to the Participant or the Participant's designated Beneficiary or legal representative, as the case may be, of the Participant's Deferred Compensation Account, except as set forth below. The Deferred Compensation Account balance shall be paid pursuant to Section 5.2 above. Notwithstanding anything in the Plan to the contrary, if a Participant is deemed to be a Specified Employee at the time of Separation from Service, then any payments made on account of Separation from Service will be made or will commence on the first day of the month following the lapse of six (6) months after the date of the Separation from Service (or, if earlier, upon the death of a Participant). If payments are to made in annual installments and are delayed as set forth in the preceding sentence, then (a) the number of annual installments shall remain the same, and (b) the installments payments shall be paid each year commencing as of the date set forth in the preceding sentence and on each annual anniversary of such date.

         5.4  Amount of Each  Installment  Payment.  The  dollar  amount of each
              ------------------------------------
annual installment paid to a Participant or his or her Beneficiaries shall be determined by multiplying the value of the Participant's vested Deferral Account as of the close of business on the day preceding such payment by a fraction. The numerator of the fraction shall in all cases be one, and the denominator of the fraction shall be the number of annual installments remaining to be paid to the Participant or his or her Beneficiaries, including the annual installment for which the calculation is being made. For example, if a Participant elected to receive 10 annual installments, the amount of the first annual installment shall be 1/10th of the Participant's vested Deferral Account, the second annual installment shall be 1/9th of the then remaining vested Deferral Account, and so on.

         5.5 Beneficiary  Designation.  Each Participant shall have the right to
             ------------------------
designate primary and contingent Beneficiaries to receive any payment which may be payable hereunder following the Participant's death. Such beneficiary designation shall be delivered in writing to the Committee, and may be changed at any time by a subsequent written notice to the Committee. The last written designation delivered to the Committee prior to the Participant's death shall control. Such beneficiary designation shall become effective only when received by the Committee. If a Participant fails to designate a Beneficiary, or if his Beneficiary designation is revoked by operation of law and he does not designate a new Beneficiary, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's Deferred Compensation Account, remaining payments shall be made to the legal representative of the Participant's estate. Any payment of a Participant's Deferred Compensation Account in accordance with this Section 5.5 shall release the Employer from all future liability hereunder.

                                   ARTICLE 6.
                                 CLAIM PROCEDURE

         6.1  Scope  of  Claims  Procedures.  This  Article  is  based  on final
              -----------------------------
regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at 29 C.F.R. Section 2560.503-1. If any provision of this Article conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

         6.2 Initial Claim.  The  Participant or any beneficiary who believes he
             -------------
is entitled to any benefit under the Plan (a "Claimant") may file a claim with the Committee within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The Committee shall review the claim itself or appoint an individual or an entity to review the claim.

         (a) Initial Decision. The Claimant shall be notified within ninety (90)
             ----------------
days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Employer or appointee of the Employer prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, with such extension not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed.

         (b) Manner and  Content of Denial of Initial  Claims.  If the  Employer
             ------------------------------------------------
denies a claim, it must provide to the Claimant, in writing or by electronic communication:

                  (i)      The specific reasons for the denial;

                  (ii) A reference to the provision of the Plan upon which the denial is based;

                  (iii)    A  description  of  any  additional   information  or
                           material that the Claimant must provide in order to perfect the claim;

                  (iv) An explanation of why such additional material or information is necessary;

                  (v) Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

                  (vi) A statement of the Participant's right to bring a civil action under Section 502(a) of ERISA following a denial on review of the initial denial.

         6.3      Review Procedures.
                  -----------------

         (a) Request For Review.  A request for review of a denied claim must be
             ------------------
made in writing to the Employer within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days after the Employer's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision.

         The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Employer. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

         (b) Manner and Content of Notice of Decision on Review. Upon completion
             --------------------------------------------------
of its review of an adverse claim determination, the Employer will give the Claimant, in writing or by electronic notification, a notice containing:

                  (i)      its decision;

                  (ii)     the specific reasons for the decision;

                  (iii) the relevant provisions of the Plan on which its decision is based;

                  (iv) a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Employer's files which are relevant to the Claimant's claim for benefits;

                  (v) a statement describing the Claimant's right to bring an action for judicial review under Section 502(a) of ERISA; and

                  (vi) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

         6.4  Calculation  of Time  Periods.  For  purposes of the time  periods
              -----------------------------
specified  in  this  Article,   the  period  of  time  during  which  a  benefit
determination is required to be made begins at the time a claim is filed in accordance with the procedures herein without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant's failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

         6.5 Legal Action. If the Employer fails to follow the claims procedures
             ------------
required by this Article, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue any available remedy under Section 502(a) of ERISA on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim. A Claimant's compliance with the foregoing provisions of this Article is a mandatory requisite to a Claimant's right to commence any legal action with respect to any claims for benefits under the Plan.

         6.6 Review by the  Employer.  Notwithstanding  anything in this Plan to
             -----------------------
the contrary, the Employer may determine, in its sole and absolute discretion, to review any claim for benefits submitted by a Claimant under this Agreement.

                                   ARTICLE 7.
                                  MISCELLANEOUS

         7.1 Amendment and  Termination  of the Plan.  The Board of Directors of
             ---------------------------------------
the Employer may at any time amend the Plan, provided that no such action shall deprive any Participant, former Participant or Beneficiary of any payment of Deferred Compensation to which the Participant, former Participant or Beneficiary may have been entitled under the Plan prior to the effective date of such action. Any Employer may terminate its participation in the Plan at any time following termination of the Plan, and payment of the Deferred Compensation shall be made in accordance with the provisions of Article 5, except as set forth in Section 7.2(b) below. Notwithstanding anything in the Plan to the contrary, the Board of Directors of the Employer may amend in good faith any terms of the Plan or the Deferral Election form, including retroactively, in order to comply with Section 409A of the Code.

         7.2 Effect of Amendment or Termination.
             ----------------------------------

         (a) General.  No amendment or termination of the Plan shall directly or
             -------
indirectly reduce the vested portion of any account held hereunder as of the effective date of such amendment or termination. A termination of the Plan will not be a distributable event, except in the three circumstances set forth in
Section 7.2(b) below. No additional deferrals shall be made to the account of a Participant, but the Employer shall continue to credit gains and losses pursuant to Section 4.10 until the balance of the Participant's account has been fully distributed to the Participant or his beneficiary.

         (b)  Termination.  Under  no  circumstances  may the  Plan  permit  the
              -----------
acceleration of the time or form of any payment under the Plan prior to the Payment Events specified herein, except as provided in this Section 7.2(b). The Employer may, in its discretion, elect to terminate the Plan in any of the following three circumstances and accelerate the payment of the entire unpaid balance of the Participant's vested benefits as of the date of such payment in accordance with Section 409A of the Code, provided that in each case the action taken complies with the applicable requirements set forth in Treasury Regulation ss.1.409A-3(j)(4)(ix):

                  (i) the Plan is irrevocably terminated within the 30 days preceding a Change in Control and (1) all arrangements sponsored by the Employer and any successors immediately following the Change in Control that would be aggregated with the Plan under Treasury Regulation ss.1.409A-1(c)(2) are terminated with respect to each participant that experienced the Change in Control event, and (2) the Participant and all participants under the other aggregated arrangements receive all of their benefits under the terminated arrangements within 12 months of the date that all necessary action to irrevocably terminate the Plan and the other aggregated arrangements is taken;

                  (ii) the Plan is irrevocably terminated at a time that is not proximate to a downturn in the financial health of the Employer and (1) all arrangements sponsored by the Employer that would be aggregated with the Plan under Treasury Regulation ss.1.409A-1(c) if the Participant participated in such arrangements are terminated, (2) no payments are made within 12 months of the date the Employer take all necessary action to irrevocably terminate the arrangements, other than payments that would be payable under the terms of the arrangements if the termination had not occurred, (3) all payments are made within 24 months of the date the Employer takes all necessary action to irrevocably terminate the arrangements, and (4) the Employer does not adopt a new arrangement that would be aggregated with the Plan under Treasury Regulation ss.1.409A-1(c) if a Participant participated in both arrangements, at any time within three years following the date the Employer takes all necessary action to irrevocably terminate the Plan; or

                  (iii) the Plan is terminated within 12 months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. ss.503(b)(1)(A), provided that the amounts deferred by a Participant under the Plan are included in the Participant's gross income in the later of (1) the calendar year in which the termination of the Plan occurs, or (2) the first calendar year in which the payment is administratively practicable.

         7.3 Status of Participants.  The Plan constitutes a mere promise by the
             ----------------------
Employer to pay Deferred Compensation to Participants, former Participants or Beneficiaries in the future. The right of a Participant, former Participant or Beneficiary to receive a payment of Deferred Compensation hereunder shall be an unsecured claim against the general assets of the applicable Employer, and neither the Participant, former Participant nor any Beneficiary shall have any rights in or against any specific assets of the Employer. Neither the Plan nor any action taken under the Plan shall be construed as giving any Participant any right to be retained in the service of the Employer or any affiliate of the Employer.

         7.4 Limitation on Alienation. A Participant's right to receive payments
             ------------------------
under this Plan is not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's Beneficiary.

         7.5 Pronouns.  Whenever used in this Plan, the singular form shall mean
             --------
or include the plural form, where applicable, and vice versa, and the masculine form shall include the feminine form.

         7.6  Applicable  Law. This Plan shall be construed in  accordance  with
              ---------------
applicable federal law and, to the extent otherwise applicable, the laws of the Commonwealth of Pennsylvania.

         7.7 Severability.  If any provisions of this Plan shall be held invalid
             ------------
or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

         7.8 Successors. The provisions of this Plan shall bind and inure to the
             ----------
benefit of the Employer and its respective successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

        [The remainder of this page has been left intentionally blank.]

         IN WITNESS WHEREOF, the Company and the Bank have adopted this amended and restated Plan as of the 24th day of November 2008.

                                        WVS FINANCIAL CORP.



                                        By: /s/ David J. Bursic
                                            ------------------------------------
                                            David J. Bursic, President and
                                            Chief Executive Officer


                                        WEST VIEW SAVINGS BANK



                                        By: /s/ David J. Bursic
                                            ------------------------------------
                                            David J. Bursic, President and
                                            Chief Executive Officer